UNITED STATES

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Washington, D.C.  20549

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XYNERGY CORPORATION

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(Name of Registrant As Specified In Its Charter)

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XYNERGY CORPORATION

18851 NE 29TH AVE., SUITE 700

Aventura, Florida 33180

NOTICE OF PROPOSED ACTION BY

WRITTEN CONSENT OF SHAREHOLDERS

June 21, 2006

To The Shareholders of XYNERGY CORPORATION

Raquel Zepeda, Machinations, Inc., and Raquel of Beverly Hills, Inc. (the "Majority Shareholders") are the holders of a total of 548,539,200 common shares or approximately 72% of the issued and outstanding common stock of XYNERGY CORPORATION, a Nevada corporation (the "Company").   In addition to common stock, Majority Shareholder Raquel Zepeda owns 28,000,000 shares of preferred stock, equivalent to 20 common shares each with cumulative (x 3) voting rights amounting to 560,000,000 common shares and 1,680,000,000 votes. The Majority Shareholders intend to adopt the following resolution of the Board of Directors by written consent in lieu of a special meeting pursuant to Section 242(a)(1) of the General Corporation Law of the State of Nevada.

To facilitate the Company's ability to restore a stable trading share price, and improve the Company's ability to raise additional capital, and execute its business plan; authorize a reverse split of the outstanding common stock of the Company so that, after the effective date of the reverse split, there will be one (1) share of common stock outstanding for every one hundred (100) shares of common stock outstanding prior to the effective date of the reverse stock split.

The Company has filed this Information Statement with the Securities and Exchange Commission 10 calendar days prior its mailing to security shareholders to be effective as soon thereafter as practicable.

/s/ EDWARD A. ROSE, JR.

EDWARD A. ROSE, JR., Secretary

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE                         REQUESTED NOT TO SEND US A PROXY

XYNERGY CORPORATION

18851 NE 29TH AVE., SUITE 700

AVENTURA, FLORIDA 33180

June 21, 2006

PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

On or before July 1, 2006, the Majority Shareholders will submit their written consents to approve and adopt the Board of Directors resolution described in this Information Statement. As of July 1, 2006, the Majority Shareholders will hold, of record, 5,485,399 common shares of the Company's common stock, par value $0.001 per share, or approximately 72% of the issued and outstanding common stock of the Company. Several hundred other shareholders hold the remaining outstanding shares of common stock.

The Majority Shareholders consist of Raquel Zepeda, President and Chairman of the Board of Directors of the Company, Machinations, Inc., and Raquel of Beverly Hills, Inc.. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolution described in this Information Statement. Nevada law does not require that the proposed action be approved by a majority of the disinterested shareholders or provide for the rights of appraisal. Holders of the common stock of record as of June 21, 2006 ("Record Date") are entitled to submit their consent to the Board of Directors resolution described in this Information Statement, although no shareholder consents are required or requested to be submitted, other than that of the Majority Shareholders, in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents will not affect their rights as shareholders regarding the proposed shareholder action by written c onsent that approves the resolution of the Board of Directors being adopted. Other shareholders, who desire to submit their consents must do so by July 1, 2006, in writing to the Company's corporate office, attention: Secretary of the Corporation, and once submitted will be irrevocable. A total of 720,175,757 outstanding shares of common stock, as of the Record Date will be entitled to vote on the Company's proposed action described in this Information Statement.

THE COMPANY

The Company has its executive offices at 18851 NE 29th Ave., Suite 700, Aventura, Florida 33180 and its contact numbers are: telephone (305) 749-2525; facsimile (305) 675-5749 and e-mail info@xynergycorp.com.

PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

As described in the accompanying NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS, the Company proposes to implement a one (1) to one hundred (100) reverse split of the outstanding shares of the Company's common stock. After the reverse split of the common stock is effective, there will be a total of 7,201,757 shares of common stock issued and outstanding, of which 5,485,390 shares will be owned by the Majority Shareholders, as compared to 733,175,697 shares of common stock currently issued and outstanding, of which 548,539,000 shares are presently owned by the Majority Shareholders. Additionally, there are 30,000,000 preferred shares of the Company's stock currently issued and outstanding.   Fractional shares resulting from the reverse split will be redeemed in cash.

The Board of Directors of the Company has voted unanimously to approve and adopt the reverse split of its issued and outstanding common stock. The Board of Directors has determined that the reverse split of the issued and outstanding common stock will restore a stable trading share price and improve the Company's ability to raise additional capital and execute its business plan. The Board of Directors has determined that the reverse split is in the best interests of the Company and is equitable to all shareholders. General Information.

The Company's Common Stock is quoted and traded on the Pink Sheets, under the trading symbol "XYNY." General economic conditions in the U.S. have caused stock values in the securities market to decline, which has resulted in a significant reduction in the trading price per share of the Company's stock. This decline in the market price of our stock has an effect on our ability to raise capital and execute its business plan.  The Company's Board of Directors has considered the impact that these factors have had on the Company and has determined that, among other strategies to be implemented, a reverse split of its common stock is in the best interest of the Company.

Purpose of Proposed Reverse Split.

The Company believes that the reverse split will improve and stabilize the trading price range of the Common Stock so that it may be able to achieve its business objectives. The Company also believes that a higher share price, which should result from the reverse split, will help generate renewed interest among investors. Furthermore, the Company believes that the reverse split will provide it with a broader market for its Common Stock and facilitate the use of its Common Stock in financing transactions and executing its business plan.

Potential Effects of the Reverse Split.

The effect of the reverse split upon the trading price of the Company's stock cannot be predicted, and the history of similar reverse split combinations for companies in like circumstances is varied. Consequently, there can be no assurance that the trading price per share after the reverse split will rise in equal proportion to the reduction in the number of pre-split shares. The trading share price of the Company's stock is also based on our ability to execute our business plan, maintain financial viability and attract additional capital, as well as other factors, such as the equities market and general economic conditions. Shareholders should recognize that when the reverse split is effectuated, they will own a fewer number of shares than they presently own. Furthermore, the reduced number of shares outstanding could adversely affect the liquidity in the market of the Company's stock after the reverse split. Consequently, there can be no assurance that the reverse split will achieve the anticipated results outlined in this Information Statement.

The reverse split will affect all shareholders uniformly and will not affect any shareholder's percentage of ownership in the Company or proportionate voting power, except to the extent that fractional shares will be redeemed in cash. Also, certain shareholders, post-split, may own "odd lots" (i.e. a number of shares of our common stock not divisible by 100. Shareholders owning "odd lots" may experience difficulty selling their shares in the open market.

The reverse split will not result in the realization of taxable income or loss to the Company or its shareholders. The Company has no dividends in arrears and is not in default on any of its securities. The proposed action will not affect the amount of assets or liabilities of the Company, nor will it affect the Company's statement of operations. Accordingly, the proposed action will not affect the revenues, expenses or operating costs of the Company, other than the expenses incurred by the Company in connection with this Information Statement, which are estimated to be approximately $10,000. The book value per share and earnings or loss per share of the Company will be affected to the extent that there will be less shares of the Company's common stock issued and outstanding after the reverse stock split. Pursuant to the effective date of the reverse split, the par value of the Common Stock will remain $.001 per share and the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/100 of its present amount.

The Company and the Majority Shareholder need not comply with any federal or state regulatory requirements in connection with consummating the proposed actions, other than filing this Information Statement with the SEC.

The reverse split will become effective ten days after the date of filing (the "Effective Date") of this Information Statement with the Securities and Exchange Commission. On or shortly after the Effective Date, the Company, through its transfer agent Signature Stock Transfer, Inc.  will send a letter of transmittal to each shareholder of record, as of the Record Date, with instructions for the surrender and reissuance of stock certificates. Upon proper completion and execution of the letter of transmittal and return thereof, together with the outstanding certificates, the shareholder will receive a certificate representing the number of the post-split shares into which his pre-split shares have been reissued as a result of the reverse split, along with a check for the redemption of fractional shares, if any. Shareholders should not submit any certificates until requested to do so. No new stock certificate will be issued until such shareholder has surrendered his outstanding stock certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding stock certificate representing the pre-split Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the post-split shares in the appropriately reduced number.

MANAGEMENT

The following table lists the name and positions of the executive officers and directors of the Company. The directors will continue to serve until the next annual shareholders meeting or until successors are elected and qualified. All officers serve at the discretion of the Board of Directors. As of June 21, 2006, the officers and directors of the Company were:

NAME	POSITION
Raquel Zepeda 18851 NE 29TH AVE., SUITE 700 Aventura, Florida 33180	CEO & Chairman of the Board
Edward A. Rose, Jr. 18851 NE 29TH AVE., SUITE 700 Aventura, Florida 33180	Corporate Secretary & Director
Tom Lupo 18851 NE 29TH AVE., SUITE 700 Aventura, Florida 33180	Director

RAQUEL ZEPEDA, has served as President and as a director of the Company since its inception on August 6, 1993 and as the Treasurer of the Company since August 1995. Ms. Zepeda established Xynergy Corporation (Colecciones de Raquel) as a sole proprietorship in 1987. Along with her experience in banking (6 yrs), legal (8 yrs.), has worked in the cosmetics industry for over ten years. Ms. Zepeda has been the driving force of this venture. Not only has Ms. Zepeda used her inventive abilities to create Raquel of Beverly Hills original fragrances and design all of Raquel of Beverly Hills product lines; her creative and inventive abilities have extended to creating the greeting card line, "Think Blots," (see www.dementeddiagnosis.com) which was recently acquired by XYNERGY CORPORATION Most importantly, Ms. Zepeda has maintained this corporation through any company's most difficult time; its development stage.    &n bsp;

EDWARD A. ROSE'S extensive experience encompasses over twenty years in finance and law, including positions with several Fortune 100 companies. He is a Certified Public Accountant both in New York and California. Additionally, Mr. Rose is a practicing business litigation and tax attorney in California and was admitted to the State Bar in 1995. Further, he is an adjunct professor of accounting and taxation at National University. Mr. Rose holds several degrees, J.D. from Western Sierra Law School; M.B.A. from Fairleigh Dickinson University; and a B.S. from Ohio State University. He is also a member of several professional organizations: San Diego County Bar Association, California Society of Certified Public Accountants, American Institute of Certified Public Accountants, AICPA Division for CPA Firms, and American Association of Attorney-CPA's.

TOM LUPO is serving as a Director on Xynergy’s Board and has a vast knowledge and experience in the network marketing industry.  Mr. Lupo is a Senior Executive with 30 years’ experience in Direct Sales and Network marketing in the US, Canada and Europe with such major international companies such as Avon, Shaklee, Twinlab and Japanese-owned Noevir cosmetics.  Managed sales, marketing operations, product development and international sales and marketing efforts.  Considered a “pro” in direct-to-consumer marketing with an extensive background in the Skin Care and Wellness industries.  Has worked in large, small and “start up” business models.

Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omission not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and (iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to the Company's shareholders for damages suffered by the Company or its shareholders as a result of a breach of their fiduciary duty. Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth as of June 21, 2006, the security ownership of each director and officer of the Company, and the directors and officers of the Company as a group, including common stock in this regard, only common stock is currently issued and outstanding. The Company has issued stock options which have not as yet been exercised to Raquel Zepeda as described under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." With the exception of the aforementioned, options the Company is not aware of any outstanding options, warrants, preferred stock, or other securities or convertible securities.

Name	No. Of Shares before Split	No. Of Shares after Split	% of Outstanding

EDWARD A. ROSE, JR. Common Preferred @20:1	30,000,000 40,000,000* 70,000,000	300,000 40,000,000* 40,300,000	4.17% 6.64%*
RAQUEL ZEPEDA Common Preferred	105,539,000 560,000,000* 665, 539,000	1,055,390 560,000,000* 561,055,390	14.65% 92.40%*
*Preferred stock @ 20:1 conversion

See "MANAGEMENT" for a description of the positions with the Company held by the persons listed in this table.(2) The Company currently has 733,175,697 shares of common stock issued and outstanding and 30,000,000 preferred issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the names and addresses of all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company, as well as the number of shares owned by each Majority Shareholder.

Name	No. Of Shares before Split	No. Of Shares after Split	% of Outstanding
MACHINATIONS, INC.	153,000,000	1,530,000	20.83% .25%*
RAQUEL OF Beverly Hills	260,000,000	2,600,000	34.71% .43%*
EDWARD A. ROSE, JR. Common Preferred @20:1	30,000,000 40,000,000* 70,000,000*	300,000 40,000,000* 40,300,000	4.17% 6.64%*
RAQUEL ZEPEDA Common Preferred @20:1	105,539,000 560,000,000* 665,539,200*	1,055,390 560,000,000* 561,055,390	14.65% 92.38%*
*Preferred stock @ 20:1 conversion

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 5, 2001, the Company acquired "Think Blots" from Ms. Zepeda.The terms of the agreement were for cash, 1,000,000 shares, and options to purchase 2,000,000 shares at .10 per share. (See S-8 filing of September, 2001).

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 30, 2004 are incorporated herein by reference: "Item 1. Description of Business," "Item 2. Description of Property, " "Item 5. Market Information for Common Equity and Related Shareholder Matters," and "Item 7. Financial Statements." Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute apart of this Information Statement except as so modified or superseded.

The Company is required to file certain reports with the SEC. For additional information, please refer to our 2004 Annual Report on Form 10-KSB for the year ended December 31, 2004.

You can review all filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the SEC. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the Internet at www.sec.gov and our website at www.xynergycorp.com/XYNSECFILINGS.htm. Copies of the Company's financial statements are available upon written request to: EDWARD A. ROSE, JR., Secretary, XYNERGY CORPORATION 18851 NE 29TH AVE., SUITE 700, Aventura, Florida 33180.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO THE PROPOSED ACTION

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or a nominee for election as a director of the Company, or an associate of the foregoing persons has any substantial interest, direct or indirect, in the reverse split of the Company's shares which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of implementing a reverse split of the Company's shares.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter, other than those described in this Information Statement, to be presented for the consent of the shareholders. Upon written request by any shareholder to EDWARD A. ROSE, JR., Secretary, at XYNERGY CORPORATION, 18851 NE 29TH AVE., SUITE 700, AVENTURA, FLORIDA 33180, A copy of the company'S audited financial statements as reported on form 10-ksb will be provided without charge.